UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2015

ARIAD Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36172	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 494-0400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2015, the Board of Directors (the “Board”) of ARIAD Pharmaceuticals, Inc. (“ARIAD” or the “Company”) appointed Paris Panayiotopoulos as the Company’s Chief Executive Officer and President and as a director of the Company, effective January 1, 2016 (the “Effective Date”). Mr. Panayiotopoulos will serve as a Class 3 director with a term expiring at ARIAD’s 2018 annual meeting of shareholders. Mr. Panayiotopoulos will succeed Harvey J. Berger, M.D., who, as previously announced on April 29, 2015, informed the Board of his decision to retire as Chairman, Chief Executive Officer and President of the Company, effective as of December 31, 2015. Dr. Berger will assume the role of special advisor to the Board and Mr. Panayiotopoulos as of the Effective Date.

Mr. Panayiotopoulos, age 41, is a global biopharmaceutical leader. Prior to joining ARIAD, Mr. Panayiotopoulos served as President of EMD Serono, Inc. Prior to EMD Serono, he was at Eli Lilly & Co.

Employment Agreement

On December 16, 2015, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Panayiotopoulos which provides for an annual base salary of $650,000, an annual target bonus of 70% of his annual base salary and a one-time make-whole payment of $500,000 in order to reimburse Mr. Panayiotopoulos for benefits he is foregoing from his current employer. This make-whole payment is subject to clawback in the event Mr. Panayiotopoulos terminates his employment without “good reason” (as defined in the Employment Agreement) or the Company terminates his employment for “cause” (as defined in the Employment Agreement) within the first year of employment. The Employment Agreement also provides for a one-time payment of $50,000 in order to reimburse Mr. Panayiotopoulos for certain expenses he will incur in connection with his commencement of employment, and other employee benefits. The Employment Agreement has a three-year term.

Commencing in fiscal year 2017, Mr. Panayiotopoulos will be eligible to participate in the Company’s long-term incentive compensation plans on terms and conditions no less favorable than the Company’s other senior executive officers.

In addition, the Employment Agreement provides for a grant of 200,000 service-based restricted stock units (“RSUs”) and 1,500,000 stock options to Mr. Panayiotopoulos as inducement grants in accordance with NASDAQ Listing Rule 5635(c)(4). The RSUs shall vest in three approximately equal installments on the six-month, twelve-month and eighteen-month anniversaries of their grant date. The stock options have an exercise price equal to the closing price of the Company’s common stock on the date of grant and have a ten-year term. One-fourth of the stock options will vest on the first anniversary of their grant date, and the remaining portion of the stock options will vest in thirty-six approximately equal installments on a monthly basis thereafter. The vesting of the stock options and the RSUs are subject to Mr. Panayiotopoulos’ continued employment, except as otherwise described in the Employment Agreement.

In the event that the Company terminates Mr. Panayiotopoulos’ employment without “cause” (as defined in the Employment Agreement) prior to or more than two years following a change in control of the Company, Mr. Panayiotopoulos will be entitled to receive an aggregate amount equal to the sum of his then-current annual base salary plus his then-current target annual bonus, payable in installments over a one-year period, and 12 months of continued coverage under the Company’s group health insurance plan. In addition, the unvested portion of any outstanding equity-based incentive compensation awards that, absent such termination, would have vested in accordance with their terms during the 12-month period immediately following the effective date of such termination will vest, and the remaining portion of such outstanding unvested awards will be forfeited.

In the event that, within the two-year period following a change in control of the Company, either the Company terminates Mr. Panayiotopoulos’ employment without “cause” or Mr. Panayiotopoulos terminates his employment for “good reason” (as defined in the Employment Agreement), Mr. Panayiotopoulos will be entitled to receive an aggregate amount equal to two times the sum of his then-current annual base salary plus his then-current target annual bonus, payable in installments over a two-year period, and 24 months of continued coverage under the Company’s group health insurance plan. In addition, any outstanding equity-based incentive compensation awards will vest and, if applicable, remain fully exercisable through their original term.

The severance benefits described above are subject to Mr. Panayiotopoulos’ execution of a release of claims against the Company. In addition, the Employment Agreement requires Mr. Panayiotopoulos to comply with certain restrictive covenants following the termination of his employment.

Except as described in this Current Report on Form 8-K, there are no transactions between Mr. Panayiotopoulos and the Company that would be reportable under Item 404(a) of Regulation S-K.

The foregoing is only a summary of the Employment Agreement and is qualified in its entirety by reference to the Employment Agreement, the form of Restricted Stock Unit Agreement and the form of Stock Option Agreement, which are filed hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Subscription Agreement

Pursuant to the Employment Agreement, Mr. Panayiotopoulos has agreed to enter into one or more subscription agreements with the Company, in the form attached as Exhibit A to the Employment Agreement (each, a “Subscription Agreement”), pursuant to which the Company will issue to Mr. Panayiotopoulos during the 12-month period commencing on the Effective Date, and Mr. Panayiotopoulos will purchase from the Company during such period, $500,000 worth of shares of the Company’s common stock, at a price per share equal to the closing price of the Company’s common stock on the applicable purchase date, and otherwise on the terms and subject to the conditions as set forth in the Subscription Agreement. The first such purchase will occur on the one-month anniversary of the Effective Date (or if such date is not a trading day, on the first trading day immediately following such date) and with an aggregate purchase price of $300,000.

The foregoing is only a summary of the Subscription Agreement and is qualified in its entirety by reference to the form of Subscription Agreement, which is filed hereto as Exhibit A to the Employment Agreement and incorporated herein by reference.

Item 8.01	Other Events.

On December 18, 2015, the Company issued a press release announcing the appointment of Mr. Panayiotopoulos as the Company’s Chief Executive Officer and President and as a member of the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Employment Agreement dated December 16, 2015, between ARIAD Pharmaceuticals, Inc. and Paris Panayiotopoulos
10.2	Form of Restricted Stock Unit Agreement (Inducement Grant)
10.3	Form of Stock Option Agreement (Inducement Grant)
99.1	Press Release of ARIAD Pharmaceuticals, Inc. issued on December 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

	By:	/s/ Thomas J. DesRosier
		Name:	Thomas J. DesRosier
		Title:	Executive Vice President, Chief Legal and Administrative Officer and Secretary

Date: December 18, 2015

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement dated December 16, 2015, between ARIAD Pharmaceuticals, Inc. and Paris Panayiotopoulos
10.2	Form of Restricted Stock Unit Agreement (Inducement Grant)
10.3	Form of Stock Option Agreement (Inducement Grant)
99.1	Press Release of ARIAD Pharmaceuticals, Inc. issued on December 18, 2015